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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) -- OCTOBER 3, 1996


                                 MONARCH BANCORP
                                 ---------------
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                  0-13551               95-3863296
         ----------                  -------               ----------
(Name or other jurisdiction        (Commission              (IRS Employer
    of incorporation)              File Number)            Identification No.)



30000 TOWN CENTER DRIVE, LAGUNA NIGUEL, CA                              92667
------------------------------------------                              -----
 (Address of principal executive officer)                             (Zip Code)


(Registrants' telephone number, including area code) -- (714) 495-3300
                                                        --------------


                                       NA
                                       --
         (Former name or former address, if changed since last report.)




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On September 30, 1996, Monarch Bancorp (the "Company") completed the acquisition of Western Bank ("Western"), Los Angeles, California in which Western became a wholly-owned subsidiary of the Company.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

In connection with the acquisition of control by the Company of Western, Castle Creek Capital Partners Fund-1, L.P. ("Castle Creek"), San Diego, California, acquired 11,685,385 shares directly from the Company in the Company's SEC Regulation D private placement offering and 814,615 additional shares from existing shareholders, for total shares acquired of 12,500,000, representing 36.36% of the issued and outstanding shares of the Company. Castle Creek paid $1.65 per share in the Regulation D private placement offering, and $1.35 per share for those shares purchased from existing shareholders with funds obtained from capital contributions from partners of Castle Creek and a borrowing from The Northern Trust Company, Chicago, Illinois (the "Lender"). The borrowing was in the amount of $3 million and was structured as a revolving credit note. Castle Creek pledged 6,060,607 shares of the Company to the Lender. There are no arrangements or understandings among members of the general or limited partners of Castle Creek with respect to the election of directors or other matters of the Company.

Castle Creek acquired control of the Company pursuant to approvals issued by the Federal Reserve Bank of San Francisco and the California State Banking Department.

ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS

In connection with the acquisition of Western that occurred on September 30, 1996, Western will be operated as a wholly-owned subsidiary of the Company. The Company paid $17.25 per share for the 3,543,156 issued and outstanding shares of Western, for total consideration of $61,119,441, and an additional $5,483,774 representing the difference between $17.25 and the exercise price of the 425,724 outstanding stock options of Western. The net consideration for the acquisition of Western was approximately $66.6 million.

In order to fund the purchase price, the Company sold approximately $43.2 million of common stock in an SEC Regulation D private placement offering conducted in 11 states, and from the proceeds of a three year loan of $26.5 million from the Lender.

The acquisition of Western by the Company increased the total assets of the Company and its subsidiaries to approximately $489 million, total deposits to approximately $423 million and total shareholders' equity to approximately $53 million as of September 30, 1996.


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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Directors of Monarch Bancorp recently appointed KPMG Peat Marwick, LLP as its auditors, and replaced Dayton & Associates, which is now Vavrinek, Trine, Day & Co.

Dayton & Associates' report dated February 7, 1996, except for Note 16 as to which the date is March 31, 1996 and Note 17 as to which the date is April 25, 1996, on registrant's financial statements for the year ended December 31, 1995 did not include an adverse opinion or disclaimer opinion nor was it qualified as to audit scope or accounting principles.

The decision to replace Dayton & Associates with KPMG Peat Marwick, LLP was approved by the Board of Directors subject to a final review of proposed costs.

During registrant's fiscal years ended December 31, 1994 and December 31, 1995, and the subsequent interim period, there were no disagreements with Dayton & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to Dayton & Associates' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its Report.

During registrant's fiscal years ended December 31,1994 and December 31, 1995, and the subsequent interim period:

    (a) Dayton & Associates has not advised the registrant that there do not exist the internal controls necessary for the registrant to develop reliable financial statements;

    (b) Dayton & Associates has not advised registrant that information had come to their attention that has led it to no longer be able to rely on management's representations, or that has made Dayton & Associates unwilling to be associated with the financial statements prepared by management;

    (c) Dayton & Associates has not advised registrant that it needed to expand significantly the scope of its audit, or that information has come to its attention during such time period that if further investigated may (i) materially impact the fairness or reliability of either the previously issued audit report or the underlying financial statements, or the financial statements to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report or (ii) cause Dayton & Associates to be unwilling to rely on management's representations or be associated with the registrant's financial statements; and


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    (d) Dayton & Associates has not advised registrant that information has come to their attention of the type described in subparagraph (c) above, the issue not being resolved to their satisfaction prior to its dismissal.

Registrant has not, during its fiscal years ended December 31, 1994 and December 31, 1995, and the subsequent interim period, consulted with KPMG Peat Marwick, LLP regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on registrant's financial statements.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

As of October 1, 1996, Hugh S. Smith, Jr. assumed the role of Chairman of the Board and Chief Executive Officer of the Company. Mr. John Rose resigned as Chairman of the Board but remained a director of the Company. Mr. E. Lynn Caswell, who served as President and Chief Executive Officer of the Company has become Vice Chairman of the Company, and will retain his position as Chairman, President and Chief Executive Officer of Monarch Bank. Joseph Digange, President of Western, became Chairman of Western, and Matthew P. Wagner became President and Chief Executive Officer of Western. Messrs. Smith, Rose, Caswell, Digange and Wagner also were all appointed as members of the Board of Director of the Company.

Directors Raymond Cox, David Wooten, Henry Schielein, Margaret Redmond, Cheryl Moore and Alfred Jannard resigned as directors of the Company. Mr. Rice E. Brown continues as a director of the Company, and will be joined on the Company board by Mr. Dale Walter, of La Quinta, California.

The resigning directors of the Company will continue as directors of Monarch
Bank.

The management of the Company does not know of any disagreement with the Company of any director on any matter relating to the Company's operations, policies or practices, and the Company has not received any letter from such resigning director describing such a disagreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impractical for the Company to prepare the required financial statements for Western at this time, and the Company will file the required financial statements as soon as practical, but not later than 60 days after the report on this Form 8-K has been filed. The required financial statements will be attached as an amendment to this Form 8-K.

(b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information that will be required pursuant to Article 11 of Regulation SX is intended to be filed within the next 60 days.


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(c) EXHIBITS.

    (1) Agreement and Plan of Reorganization (previously filed as part of Form 8-K dated March 21, 1996)
    (2) Agreement of Merger as filed with the California Secretary of State on September 30, 1996
    (3)  Letter from Dayton & Associates, now known as Vavrinek, Trine, Day &
         Co.
    (4)  Press Release of October 1, 1996


                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MONARCH BANCORP


Dated:  October 3, 1996                By:  /s/ HUGH S. SMITH, JR.
                                            ------------------------------------
                                            Hugh S. Smith, Jr.,
                                            Chairman of the Board and
                                             Chief Executive Officer




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